SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___      Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lexington Realty Trust (the “Trust”) agreed with CLPF-LXP/LV, L.P. and CLPF-LXP/Lion Venture GP, LLC, its partners in Lexington/Lion Venture L.P., one of its co-investment programs, to distribute the 17 properties owned by Lexington/Lion Venture L.P. between the partners and to terminate the co-investment program.

Pursuant to a partial redemption agreement, a contribution agreement and a redemption agreement, the following occurred:

1.	The co-investment program distributed one property to the Trust and four properties to CLPF-LXP/LV, L.P.;

2.

The Trust contributed its interest in the co-investment program to The Lexington Master Limited Partnership (the “Partnership”) in exchange for 4,103,146 units of limited partnership interests in the Partnership (as determined in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership); and

3.

The co-investment program distributed six properties to the Partnership, six properties to CLPF-LXP/LV, L.P. and CLPF-LXP/Lion Venture GP, LLC received a net aggregate cash payment of approximately $6.6 million from the Partnership.

The cash payment due to CLPF-LXP/LV, L.P. and CLPF-LXP/Lion Venture, LLC reflects the realization by the Trust of a promoted interest in the co-investment program in an amount of approximately $12.0 million.

The partial redemption agreement, contribution agreement and redemption agreement contained limited representations and warranties.

Each of the agreements was effective as of June 1, 2007, but the agreements were held in escrow until the parties received lender approval under certain non-recourse first mortgage loans secured by certain of the distributed properties. The agreements were released from escrow on June 25, 2007.

The foregoing description is qualified in its entirety by reference to the partial redemption agreement, the contribution agreement and the redemption agreement attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K, the Partnership issued 4,103,146 units of limited partnership in the Partnership to the Trust at a price per unit of $20.9165. The units were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Partial Redemption Agreement between Lexington/Lion Venture L.P., CLPF-LXP/LV, L.P. and the Trust
10.2	Contribution Agreement between the Trust and the Partnership
10.3	Redemption Agreement between Lexington/Lion Venture L.P., CLPF-LXP/LV, L.P. and CLPF-LXP/Lion Venture GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 28, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Partial Redemption Agreement between Lexington/Lion Venture L.P., CLPF-LXP/LV, L.P. and the Trust
10.2	Contribution Agreement between the Trust and the Partnership
10.3	Redemption Agreement between Lexington/Lion Venture L.P., CLPF-LXP/LV, L.P. and CLPF-LXP/Lion Venture GP, LLC